Exhibit 10.3

Avid Technology, Inc.

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is entered into as of December 19, 2007 (the “Grant Date”), by and between Avid Technology, Inc., a Delaware corporation (the “Company”), with its principal executive offices at Avid Technology Park, One Park West, Tewksbury, MA 01876, and Gary G. Greenfield (the “Recipient”), an individual residing at 9800 Bent Cross Drive, Potomac, MD 20854.

As used herein, except as otherwise indicated by the context, the term “Recipient” shall be deemed to include any person who acquires the rights to the Shares (as defined below) validly under the terms of this Agreement and the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

1.            Purchase of Shares. The Company shall issue and sell to the Recipient, and the Recipient shall purchase from the Company, subject to the terms and conditions set forth herein, 100,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at a purchase price of $0.01 per Share. The aggregate purchase price for the Shares shall be paid by the Recipient by check payable to the order of the Company or such other method as may be acceptable to the Company. The Company shall record on its books the issuance to the Recipient of that number of Shares purchased by the Recipient. The Recipient agrees that the Shares shall be subject to the Purchase Option set forth in Section 3 and the restrictions on transfer set forth in Section 5.

2.            Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares pursuant to this Agreement or to remove restrictions from Shares previously delivered until (i) all conditions of the Agreement have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Recipient has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

3.	Purchase Option.

(a)          The Shares shall vest as follows: 25% on January 1, 2009 and in equal 6.25% increments every three months thereafter commencing on March 19, 2009 until fully vested on December 19, 2011, as long as Executive is employed by the Company on each such vesting date (each a “Vesting Date”). Except as provided in Section 3(c) and Section 3(d), in the event that the Recipient ceases to be employed by the Company (as an employee or officer of, or an advisor or consultant to, the Company) for any reason or no reason, with or without cause, prior to December 19, 2011 (the “Final Vesting Date”), vesting shall cease and the Company shall have the right and option (the “Purchase Option”) to purchase from the Recipient, at a price of $0.01 per Share (the “Option Price”), some or all of the Shares that are not then vested Shares.

(b)          Notwithstanding any other provision herein, the Board of Directors of the Company (the “Board”) may, in its discretion, at any time waive its right to repurchase Shares or remove or modify any part or all of the restrictions applicable to the Shares, provided that the Board may only exercise such rights in extraordinary circumstances, which shall include, without limitation, death or disability of the Recipient; estate planning needs of the Recipient; a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company; or any other nonrecurring significant event affecting the Company or the Recipient.

(c)          In the event that the Recipient’s employment with the Company is terminated by reason of death or disability (as defined in Section 22(e)(3) of the Code), the Recipient’s Shares shall vest with respect to an additional number of Shares that would have vested during the one-year period following the termination of the Recipient’s employment with the Company.

(d)          Notwithstanding anything to the contrary in this Section 3 or in Section 10, if the Recipient’s employment with the Company is terminated, then the Shares shall be subject to any applicable, superseding vesting terms as set forth in the Executive Employment Agreement, dated December 18, 2007, between the Recipient and the Company, or any successor agreement thereto (the “Employment Agreement”), to the extent such Employment Agreement is then effective.

4.	Exercise of Purchase Option and Closing.

(a)          The Company may exercise the Purchase Option by delivering or mailing to the Recipient (or his estate), within 90 days after the termination of the employment of the Recipient with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b)          Within 10 days after delivery to the Recipient of the Company’s notice of the exercise of the Purchase Option pursuant to Section 4(a), the Company shall cause to be transferred to the Company on its books that number of Shares which the Company has elected to purchase in accordance with the terms herein. In the event a certificate or certificates representing the Shares have been issued to the Recipient, the Recipient (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares that the Company has elected to purchase in accordance with the terms herein, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon such transfer, the Company shall deliver or mail to the Recipient a check in the amount of the aggregate Option Price for such Shares

(provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

(c)          After the time at which any Shares are transferred to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Recipient on account of such Shares or permit the Recipient to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d)          The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Recipient to the Company or in cash (by check) or both.

(e)          The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 3 shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(f)          The Company may assign its Purchase Option to one or more persons or entities.

5.            Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise any unvested Shares, or any interest therein, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5, and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions herein.

6.            Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares that shall have been sold or transferred in violation of any of the provisions set forth herein, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7.            Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in that certain Restricted Stock Agreement, and a copy of such Restricted Stock Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

8.            Dividends. The Recipient will be entitled to all ordinary cash dividends paid with respect to the Shares. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

9.	Withholding Taxes; Section 83(b) Election.

(a)          No Shares will become vested Shares unless and until the Recipient satisfies any federal, state or local withholding tax obligation required by law to be withheld in respect of this award. The Recipient acknowledges and agrees that to satisfy any such tax obligation, the Company may deduct and retain from the Shares no longer subject to forfeiture under Section 3 such number of Shares as is equal in value to the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), based on the closing price of the Common Stock on the Vesting Date.

(b)          The Recipient acknowledges that no election under Section 83(b) of the Code may be filed with respect to this award.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)          Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities subject to this Agreement and the Option Price shall be equitably adjusted by the Company in the manner determined by the Board.

(b)          Reorganization Events. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, or (iii) any liquidation or dissolution of the Company. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as applied to the Common Stock subject to this Agreement. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided otherwise herein, all restrictions and conditions on the Shares then outstanding shall automatically be deemed terminated or satisfied.

11.	Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision.

(b)          Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and each such other provision shall be severable and enforceable to the extent permitted by law.

(c)          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5.

(d)          Entire Agreement. This Agreement, together with the Employment Agreement, constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter hereof.

(e)          Compliance with Code Section 409A. This Agreement does not, and shall not be amended so as to, provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of amendment, specifically provides that this Agreement is not intended to comply with Section 409A of the Code.

(f)           Amendment. Except with respect to any right-to-exercise and vesting terms set forth in the Employment Agreement, the Board may amend, modify or terminate this Agreement, including but not limited to, substituting another award of the same or a different type and changing the date of vesting. Notwithstanding the foregoing, the Recipient’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Recipient’s rights under this Agreement, or (ii) the change is permitted under Section 10 and the Employment Agreement.

(g)          Administration by Board. The Board will administer this Agreement and may construe and interpret the terms hereof. Subject to the terms and provisions of the Employment Agreement, the Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient to carry the Agreement into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Agreement made in good faith.

(h)          Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”). All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee.

(i)           No Right to Employment or Other Status. The Recipient acknowledges and agrees that, except as otherwise provided in Section 3, the vesting of the Shares pursuant to Section 3 is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Recipient further acknowledges and agrees that, subject to the terms of the Employment Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, director or consultant for the vesting period, for any period, or at all, subject to the terms of the Employment Agreement. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Recipient free from any liability or claim hereunder, except as otherwise expressly provided herein.

(j)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one in the same instrument.

EXECUTED by the parties hereto as of the Grant Date.

Avid Technology, Inc.

/s/ Nancy Hawthorne Signature

Nancy Hawthorne Name

Interim President Title

s/ Gary G. Greenfield Gary G. Greenfield